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                                                               Rule 424(b)(3)
                                                       Registration Statement
                                                                 No. 33-52496

                              SUPPLEMENT TO PROSPECTUS

                               HONDO OIL & GAS COMPANY

                   800,000 SHARES OF COMMON STOCK, $1.00 PAR VALUE
                                ____________________

            This Supplement to Prospectus (the "Supplement") supplements certain information contained in the Prospectus dated February 10, 1995 (the "Prospectus") with respect to the offer for sale of 3,609,200 shares (the "Shares") of $1.00 par value common stock ("Common Stock") of Hondo Oil & Gas Company (the "Company") offered for the account of The Hondo Company (the "Selling Shareholder") by the Selling Shareholder and/or by Lonrho Plc, the holder of a pledge of the Shares, as more fully described in the Prospectus.

            This Supplement relates to the sale by the Selling Shareholder of 800,000 of the Shares pursuant to a Revised Settlement Agreement dated December 20,1995, among Lonrho Plc, Lonrho, Inc., Scottsdale Princess, Inc., Selling Shareholder, Robert O. Anderson, W. Phelps Anderson and Robert B. Anderson (as amended on January 5, 1996, May 14, 1996 and August 28, 1997) through which the Selling Shareholder is delivering to Robert O. Anderson, W. Phelps Anderson and Robert B. Anderson 509,710, 145,145 and 145,145 of the Shares, respectively, in consideration of the delivery by such persons and the redemption and cancellation of common stock representing an aggregate 18.2% interest in Selling Shareholder.

                                ____________________

            SEE THE RISK FACTORS COMMENCING ON PAGE 4 OF THE ACCOMPANYING
       PROSPECTUS UNDER THE CAPTION "CERTAIN INVESTMENT CONSIDERATIONS" FOR A
           DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE
                                PROSPECTIVE INVESTOR.
                                ____________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ____________________

           The date of this Supplement to Prospectus is September 11, 1997